Exhibit 99.1
UNITED HOMES GROUP, INC. REPORTS 2024 FIRST QUARTER RESULTS
First Quarter 2024 Highlights

•311 homes closed, resulting in revenue, net of sales discounts, of $100.8 million
•Average sale price ("ASP") of production-built homes was approximately $335,000 compared to $314,000 in Q1 2023
•384 net new home orders in Q1 2024 compared to 389 net new home orders in Q1 2023
•Active community count of 63 as of March 31, 2024
•Approximately 10,900 lots owned or controlled by the Company or affiliates as of March 31, 2024
•Available liquidity of $92.0 million as of March 31, 2024, comprised of $28.7 million of cash and $63.3 million of undrawn revolver capacity under our credit facility
•Expanded presence in the Myrtle Beach market through acquisition of Creekside Custom Homes, LLC
•Entered into a definitive agreement with Developers Capital Fund LLC for a newly created land fund for a total amount of up to $150 million, which will provide capital for future land development into finished lots
COLUMBIA, SC., May 10, 2024 / United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced results for the first quarter ended March 31, 2024.
First Quarter 2024 Operating Results
For the first quarter 2024, net income was $24.9 million, or $0.44 per diluted share, which included change in fair value of derivative liabilities of $26.4 million, with that change predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period, representing a non-cash expense item. The earnout consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the fair value of this earnout as derivative liabilities on the Condensed Consolidated Balance Sheets and to record changes in fair value of derivative liabilities on the Condensed Consolidated Statements of Operations, in each case until UHG shares reach certain predetermined values or expiration of the five year earnout period. Net loss for the first quarter 2023 was $(204.5) million, or $(5.44) per diluted share. Total Stockholders' equity for the first quarter 2024 was $(4.7) million. Adjusted book value1, which excludes the derivative liability and goodwill, was $87.2 million.
“United Homes Group made progress on a number of fronts in the first quarter of 2024, as we continued to set the foundation for our long-term expansion plans and established relationships that will allow us to execute on our land-light operating strategy,” said Michael Nieri, Chief Executive Officer of United Homes Group. "We entered into agreements with a number of strategic partners that will take much of the risk and capital associated with land development off our hands, allowing us to focus on the business of building and selling homes.”
Mr. Nieri continued, “Homebuilding conditions continue to be favorable in our markets, as the combination of low existing home inventory and strong employment trends has resulted in steady traffic at our communities. While the volatile interest rate environment has created some uncertainty with buyers, we have addressed affordability concerns through the use of financing incentives. Net orders came in at 384 for the quarter, suggesting that demand trends are staying consistent as we move through the spring selling season.”
Revenues for the first quarter 2024 were $100.8 million, compared to $94.8 million in the first quarter 2023. Home closings during the first quarter 2024 were 311 compared to 328 in the first quarter 2023. Net new home orders during the first quarter 2024 were 384 compared to 389 in the first quarter 2023. ASP of 286 production-built homes (which excludes 25 general contractor, custom, and build to rent homes) closed during the first quarter 2024 was approximately $335,000, compared to $314,000 during the first quarter 2023 for 294 production-built homes (which excludes 34 general contractor and custom homes), representing a 6.7% increase.
Gross profit percentage during the first quarter of 2024 was 16.0% compared to 17.7% during the first quarter 2023. Adjusted gross profit percentage2 in the first quarter 2024 was 20.4%, compared to 20.2% in the first quarter 2023. UHG’s quarter-over-quarter gross profit percentage decreased as the Company continued to navigate a volatile interest rate market by offeri
1 Adjusted book value is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
2 Adjusted gross profit percentage is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

ng attractive sales incentives to homebuyers primarily in the form of interest rate buydowns. In addition, gross profit percentage was negatively impacted this quarter by purchase accounting adjustments related to closings on inventory from acquisitions and increased interest expense.
Selling, general and administrative expenses ("SG&A") as a percentage of revenues was 16.9% in the first quarter 2024, which included $1.5 million of stock-based compensation and $1.2 million of transaction related expenses. Excluding these stock-based compensation and transaction related expenses, Adjusted SG&A3 for the first quarter 2024 was 14.2% of revenues.
Adjusted EBITDA4 during the first quarter 2024 was $7.3 million compared to $8.5 million during the first quarter 2023.
Business Acquisitions

Creekside Custom Homes Acquisition

On January 26, 2024, the Company completed the acquisition of the homebuilding assets of Creekside Custom Homes, LLC (“Creekside”) (the “Creekside Acquisition”) for $12.7 million in cash. The acquisition allows UHG to further expand its presence in the coastal region of South Carolina, particularly in Myrtle Beach, SC.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 8:00 a.m. Eastern Time on Friday, May 10, 2024.   Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.unitedhomesgroup.com. Listeners should log into the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at 800-579-2543, or 785-424-1789 for international participants, Conference ID: UHG1Q24. Those dialing in should do so at least ten minutes prior to the start of the call. An archive of the webcast will also be available on the Company’s website.
About United Homes Group, Inc.
UHG is a publicly traded residential builder headquartered in Columbia, SC. The company focuses on southeastern markets with 63 active communities in South Carolina, North Carolina and Georgia.
UHG employs a land-light operating strategy with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG currently designs, builds and sells detached single-family homes, and, to a lesser extent, attached single-family homes, including duplex homes and town homes in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and also has a presence in Georgia and North Carolina. UHG seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.
Under its land-light lot operating strategy, UHG controls its supply of finished building lots through lot purchase agreements with third parties and related parties, including its Land Development Affiliates, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party or related party. This land-light operating strategy provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land.
As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics.
Forward-Looking Statements
Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and
3 Adjusted SG&A is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
4 Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•volatility and uncertainty in the credit markets and broader financial markets;
•a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;
•material weaknesses in our internal control over financial reporting that we have identified, which, if not corrected, could affect the reliability of our consolidated financial statements;
•our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
•our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;
•our ability to successfully integrate homebuilding operations that we acquire;
•delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•changes in applicable laws or regulations;
•the outcome of any legal proceedings;
•our ability to continue to leverage our land-light operating strategy;
•the ability to maintain the listing of our securities on Nasdaq or any other exchange; and
•the possibility that we may be adversely affected by other economic, business or competitive factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information regarding other risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx
Investor Relations Contact:
Drew Mackintosh
drew@mackintoshir.com
Mobile:  310-924-9036

Media Contact:
Erin Reeves-McGinnis
erinreevesmcginnis@unitedhomesgroup.com
Phone: 844-766-4663

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$28,650,147	$56,671,471
Accounts receivable, net	784,723	1,661,206
Inventories:
Homes under construction and finished homes	150,387,674	147,582,130
Developed lots and land under development	20,209,347	35,227,572
Real estate inventory not owned	17,819,132	—
Due from related party	77,318	88,000
Related party note receivable	591,171	610,189
Lot purchase agreement deposits	38,736,582	33,015,812
Investment in joint venture	1,692,126	1,430,177
Deferred tax asset	3,662,013	2,405,417
Property and equipment, net	1,052,014	1,073,961
Operating right-of-use assets	5,044,452	5,411,192
Prepaid expenses and other assets	9,227,601	7,763,565
Goodwill	9,279,676	5,706,636
Total Assets	$287,213,976	$298,647,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$20,122,735	$38,680,764
Homebuilding debt and other affiliate debt	73,982,388	80,451,429
Liabilities from real estate inventory not owned	14,078,495	—
Operating lease liabilities	5,349,033	5,565,320
Other accrued expenses and liabilities	7,488,235	8,353,824
Income tax payable	1,165,538	1,128,804
Derivative liabilities	101,228,477	127,610,943
Convertible note payable	68,526,995	68,038,780
Total Liabilities	291,941,896	329,829,864

Commitments and contingencies

Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 11,397,589 and 11,382,282 shares issued and outstanding on March 31, 2024, and December 31, 2023, respectively.	1,139	1,138
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,877 shares issued and outstanding on March 31, 2024, and December 31, 2023, respectively.	3,697	3,697
Additional paid-in capital	4,310,884	2,794,493
Accumulated deficit	(9,043,640)	(33,981,864)
Total Stockholders' equity	(4,727,920)	(31,182,536)
Total Liabilities and Stockholders' equity	$287,213,976	$298,647,328

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue, net of sales discounts	$100,838,245	$94,826,702
Cost of sales	84,744,198	78,048,929
Gross profit	16,094,047	16,777,773

Selling, general and administrative expense	17,054,499	16,687,401
Net (loss) income from operations	(960,452)	90,372

Other (expense) income, net	(1,962,845)	202,715
Equity in net earnings from investment in joint venture	318,299	245,808
Change in fair value of derivative liabilities	26,379,710	(207,064,488)
Income (loss) before taxes	23,774,712	(206,525,593)
Income tax benefit	(1,163,512)	(2,021,265)
Net income (loss)	$24,938,224	$(204,504,328)

Basic and diluted earnings (loss) per share
Basic	$0.52	$(5.44)
Diluted	$0.44	$(5.44)

Basic and diluted weighted-average number of shares (1)
Basic	48,362,589	37,575,074
Diluted	63,111,404	37,575,074
(1)Retroactively restated for the three months ending March 31, 2023 for the Reverse Recapitalization as a result of the Business Combination

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

Adjusted gross profit is a non-GAAP financial measure used by management of the Company as a supplemental measure in evaluating operating performance. The Company defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales, amortization included in homebuilding cost of sales (primarily adjustments resulting from the application of purchase accounting in connection with acquisitions), and non-recurring remediation costs. The Company’s management believes this information is meaningful because it separates the impact that capitalized interest, purchase accounting adjustments, and non-recurring remediation costs directly expensed in cost of sales have on gross profit to provide a more specific measurement of the Company’s gross profits. However, because adjusted gross profit information excludes certain balances expensed in cost of sales, which have real economic effects and could impact the Company’s results of operations, the utility of adjusted gross profit information as a measure of the Company’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that the Company does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of the Company’s performance.

The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated.

	Three Months Ended March 31,
	2024	2023
Revenue, net of sales discounts	$100,838,245	$94,826,702
Cost of sales	84,744,198	78,048,929
Gross profit	$16,094,047	$16,777,773
Interest expense in cost of sales	3,513,019	2,386,832
Amortization in homebuilding cost of sales(a)	948,336	—
Non-recurring remediation costs	58,460	—
Adjusted gross profit	$20,613,862	$19,164,605
Gross profit %(b)	16.0%	17.7%
Adjusted gross profit %(b)	20.4%	20.2%
______________________________
(a) Represents expense recognized resulting from purchase accounting adjustments
(b) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of the Company. The Company defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) interest expensed in other (expense) income, net, (iii) depreciation and amortization, and (iv) taxes. UHG defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense, non-recurring loss on disposal of leasehold improvements, non-recurring remediation costs, amortization included in homebuilding cost of sales (adjustments resulting from the application of purchase accounting in connection with acquisitions), and change in fair value of derivative liabilities. Management of the Company believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies.

The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$24,938,224	$(204,504,328)
Interest expense in cost of sales	3,513,019	2,386,832
Interest expense in other income, net	2,142,192	—
Depreciation and amortization	450,042	214,930
Taxes	(1,122,022)	(2,107,892)
EBITDA	$29,921,455	$(204,010,458)
Stock-based compensation expense	1,509,964	4,499,156
Transaction cost expense	1,225,013	964,024
Non-recurring remediation costs	58,460	—
Amortization in homebuilding cost of sales(b)	948,336	—
Change in fair value of derivative liabilities	(26,379,710)	207,064,488
Adjusted EBITDA	$7,283,518	$8,517,210
EBITDA margin(a)	29.7%	(215.1)%
Adjusted EBITDA margin(a)	7.2%	9.0%
______________________________
(a) Calculated as a percentage of revenue
(b) Represents expense recognized resulting from purchase accounting adjustments

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued
Adjusted selling, general and administrative expense, or adjusted SG&A, is a supplemental non-GAAP financial measure used by management of UHG. UHG defines adjusted SG&A as SG&A, excluding the effects of stock-based compensation expense and transaction cost expense. Management of UHG believes adjusted SG&A provides useful information to investors because it enables an alternative assessment of the Company's operating results in a manner that is focused on its operating performance.

The following table presents a reconciliation of Adjusted SG&A to the GAAP financial measure of SG&A for the three months ended March 31, 2024.

Three Months Ended March 31,
2024
Selling, general and administrative expense	$17,054,499
Stock-based compensation expense	1,509,964
Transaction cost expense	1,225,013
Adjusted SG&A	$14,319,522
SG&A %(a)	16.9%
Adjusted SG&A %(a)	14.2%
______________________________
(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued

Adjusted book value is a supplemental non-GAAP financial measure used by management of UHG. UHG defines adjusted book value as total stockholders' equity (book value), excluding the effect of derivative instruments. Management of UHG believes Adjusted book value is useful to investors because it excludes the impact of fair value adjustments on derivative instruments which are not expected to result in economic gain or loss.

The following table presents a reconciliation of adjusted book value to the GAAP financial measure of total stockholders' equity for the period indicated.

		March 31, 2024
Total Stockholders' equity		$(4,727,920)
Contingent earnout liability	89,126,935
Derivative private placement warrant liability	3,322,663
Derivative public warrant liability	8,452,500
Derivative stock option liability	326,379
Total Derivative Liability		101,228,477
Goodwill		(9,279,676)
Adjusted Book Value		$87,220,881

UNITED HOMES GROUP, INC
OPERATIONAL METRICS BY MARKET
$’s in millions

	Three Months Ended March 31,
	2024		2023		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	68	45	70	71	-3%	-37%
Midlands	209	150	197	176	6%	-15%
Upstate	103	112	122	81	-16%	38%
Raleigh	4	4	—	—	NM	NM
Total	384	311	389	328	-1%	-5%

	As of March 31, 2024		As of December 31, 2023		Period Over Period % Change
Market	Backlog Inventory[5]	Backlog Value	Backlog Inventory	Backlog Value	Backlog Inventory	Backlog Value
Coastal	37	$12.3	14	$4.2	164%	193%
Midlands	132	44.1	72	23.4	83%	88%
Upstate	90	21.1	100	28.1	-10%	-25%
Raleigh	3	1.2	3	1.9	—%	-37%
Total	262	$78.7	189	$57.6	39%	37%
______________________________
NM - Not Meaningful
5 Backlog inventory consists of homes that are under a sales contract but have not closed.